Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037

O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

June 9, 2016

The Board of Directors
NovaBay Pharmaceuticals, Inc.
5980 Horton Street, Suite 550
Emeryville, CA 94608

Re: Registration of Warrant Shares on Form S-3

Ladies and Gentlemen:

We have acted as counsel to NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to 138,621 shares of the Company’s common stock, par value $0.01 per share (the “2011 Warrant Shares”), issuable upon the exercise of the warrants, as amended (the “2011 Warrants”), that were offered and sold as part of the Company’s offering that closed on July 5, 2011, and 442,802 shares of the Company’s common stock, par value $0.01 per share (the “2015 Warrant Shares”), issuable upon the exercise of the warrants (the “2015 Warrants”) that were offered and sold as part of the Company’s offering that closed on October 27, 2015.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including resolutions of the Board of Directors of the Company and authorized committees thereof, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinion, we have relied upon, and have made no independent investigation of, certificates of officers of the Company and of public officials.

The Board of Directors June 9, 2016 Page 2	SQUIRE PATTON BOGGS (US) LLP

Based on the foregoing, we are of the opinion that the 2011 Warrant Shares and 2015 Warrant Shares (collectively, the “Warrant Shares”) have been duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the terms of the 2011 Warrants and 2015 Warrants, respectively, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Delaware that are relevant to the subject matter of the opinion, and is given on the basis of the law and the facts existing as of the date hereof. We do not express any opinion herein concerning the laws of any other state. We express no opinion as to (i) compliance with any federal or state securities laws, including the securities laws of the State of Delaware, or (ii) the securities laws of any other country or jurisdiction. Our opinion is based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, or if we become aware of any fact that might change this opinion after the date hereof. Accordingly, we assume no obligation to revise, update or supplement this opinion rendered herein should any such changes occur after the date hereof or to advise you of any such changes.

This opinion letter is provided for use solely in connection with the Warrant Shares while the Registration Statement remains effective, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP

Squire Patton Boggs (US) LLP